Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
AR Capital Acquisition Corp.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/KPMG LLP

New York, New York
September 8, 2014